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                                                                     Exhibit 3.7

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                    THE SOURCE INFORMATION MANAGEMENT COMPANY



HONORABLE MATT BLUNT
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MISSOURI  65101

         Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

                                    SECTION 1

         The present name of the Corporation is The Source Information Management Company, which is the name under which it was originally organized.


                                    SECTION 2

         An amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on November 19, 2001.


                                    SECTION 3

         Article One of the Articles of Incorporation is amended to read as follows:

        The name of the Corporation is: Source Interlink Companies, Inc.


                                    SECTION 4

         All of the 18,231,299 shares of common stock outstanding were entitled to vote on the foregoing amendment; all 14,823,023 shares voted for said amendment, and 25,077 shares voted against said amendment.

                                    SECTION 5

         The Amendment did not change the number or par value of authorized shares having a par value.


                                    SECTION 6

         The Amendment did not provide for any exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the value of issued shares of that class.




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         IN WITNESS WHEREOF, the undersigned, Chairman and CEO, has executed this instrument and its Secretary has affixed its corporate seal hereto and attested said seal on the 27th day of November, 2001.

(a)      The Source Information Management Company



(Corporate Seal)                            By: /s/ S. Leslie Flegel
                                                 -------------------
                                                     Chairman and CEO

Attest:


/s/ W. Brian Rodgers
Secretary



STATE OF MISSOURI          )
                                    )SS
CITY OF ST. LOUIS          )

         I, Shannon P. Kister, a Notary Public, do hereby certify that on the 27th day of November, 2001 personally appeared before me S. Leslie Flegel who, being by me first duly sworn, declared that he is the Chairman and CEO of the Corporation, that he signed the foregoing document as Chairman and CEO of the Corporation, and that the statements therein contained are true.


                                                     /s/ Shannon P. Kister
                                                              Notary Public

My commission expires:  January 20, 2002